Exhibit 10.2

Execution Version

TRIANGLE PETROLEUM CORPORATION

CEO STAND-ALONE STOCK OPTION AGREEMENT

This CEO Stand-Alone Stock Option Agreement (this “Agreement”) is entered into effective as of July 4, 2013 (the “Date of Grant”), by and between Triangle Petroleum Corporation, a Delaware Corporation (the “Company”), and Jonathan Samuels (“Samuels”).  Capitalized terms used herein but not defined in the text below are defined in Exhibit A hereto.

1.           Grant of Option. The Company hereby grants to Samuels a non-qualified stock option (the “Option”) to purchase six million (6,000,000) shares of the Company’s common stock, par value $.00001 per share (“Common Stock”).  The Option shall be divided into five different tranches (each a “Tranche”), each with a different exercise price as follows:

Name of Tranche	Number of Shares	Exercise Price
“$7.50 Tranche”	750,000	$7.50 per share
“$8.50 Tranche”	750,000	$8.50 per share
“$10.00 Tranche”	1,500,000	$10.00 per share
“$12.00 Tranche”	1,500,000	$12.00 per share
“$15.00 Tranche”	1,500,000	$15.00 per share

The grant is made and the Option is effective as of the Date of Grant; provided, however, that the Option shall not be exercisable, and shall expire and become null and void in its entirety, unless it is approved by the stockholders of the Company at a duly called meeting of the Stockholders of the Company held on or before July 4, 2015.

2.             Vesting; Exercisability.  Unless sooner vested in accordance with this Agreement, each Tranche shall vest and become exercisable in installments in accordance with the following schedule, provided Samuels remains continuously employed by or providing services to the Company or its Subsidiaries from the Date of Grant through the vesting dates indicated below (each a “Vesting Date”):

Vesting Date	Portion of Each Tranche Vesting on the Applicable Vesting Date
July 4, 2014	10%
July 4, 2015	10%
July 4, 2016	50%

July 4, 2017	20%
July 4, 2018	10%

Vesting shall be cumulative, so that once any portion of the Option becomes vested and exercisable, it shall continue to be vested and exercisable in whole or in part, as elected by Samuels from time to time, until the Option expires in accordance with Sections 4, 5 or 6 below, as applicable.  Notwithstanding the foregoing, in no event shall the Option be exercisable prior to the date upon which the stockholder approval described in Section 1 is obtained.

3.            Exercise of Option.

(a)           Procedure for Exercise.  If electing to exercise this Option as to all or a part of the shares covered by this Option, Samuels shall give written notice to the Company of such election and of the number of shares he has elected to purchase, in such form as the Company’s Compensation Committee (the “Committee”) shall have prescribed or approved, and shall, at the time of exercise, tender the full purchase price of the shares Samuels has elected to purchase and make arrangements satisfactory to the Committee with respect to any withholding taxes required to be paid in connection with the exercise of the Option.  Samuels may pay the purchase price using any of the following methods, or a combination thereof:

(i)                                     by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

(ii)                                  with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional;

(iii)                               as permitted by the Committee, by delivery of previously-acquired shares of Common Stock owned by Samuels having a Fair Market Value (determined as of the Option exercise date) equal to the portion of the exercise price being paid thereby;

(iv)                              as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of Common Stock sufficient to cover the exercise price and tax withholding obligation; and/or

(v)                                 as permitted by the Committee, by delivery to the Company of a written assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the exercise of the Option to pay for all of the Common Stock to be acquired pursuant to the Option (along with applicable tax withholdings) and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise.

(b)           Issuance of Shares.  Upon exercise of the Option, the Company shall transfer the purchased shares to Samuels electronically, or, if so requested by Samuels, by delivering a properly executed stock certificate for the shares in his name.

4.             Expiration of Option;.  This Option shall expire at 11:59 P.M. E.T. on July 3, 2023 (the “Expiration Date”), or, if earlier, upon a Change in Control of the Company pursuant to Section 6(b).

5.           Termination of Employment.  Upon termination of Samuels’ employment or service with the Company and its Subsidiaries by the Company or its Subsidiaries for any reason whatsoever (a) any portion of this Option that is outstanding as of the date of such termination of employment or service that has not yet vested (taking into account any vesting acceleration pursuant to the terms of Samuels’ employment agreement with the Company or any other agreement between Samuels and the Company) shall terminate upon the date of such termination of employment or service and (b) the portion of this Option that is outstanding and vested and exercisable as of the date of such termination of employment or service shall remain exercisable through the Expiration Date set forth in Section 4.

6.             Change of Control of the Company.

(a)           Accelerated Vesting.  This Option shall become fully vested and exercisable upon a Change of Control of the Company, regardless of whether the employment-related vesting conditions in Section 2 have been satisfied.

(b)          Accelerated Expiration; Assumption or Substitution.  Upon a Change of Control, the Committee may, in its discretion, (i) provide for the assumption of this Option (or portions thereof) or the substitution of this Option (or portions thereof) with similar awards of the surviving or acquiring company, in a manner designed to comply with Section 409A of the Code, (ii) provide for the cash out and cancellation of this Option (or portion thereof) immediately prior to such Change in Control (in a manner designed to comply with Code Section 409A), which cash out may be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change of Control, and/or (iii) take any other actions as the Committee deems necessary or advisable in connection with such Change of Control transaction ; provided, however, that in the event the surviving or acquiring company does not assume the Option (or any portion thereof) or substitute a similar award upon the Change in Control, then this Option (or the relevant portion thereof) shall terminate upon the occurrence of the Change in Control (it being understood and agreed that Samuels shall in that case either receive a cash out of the Option as described in (ii) above, or have the opportunity to exercise the Option immediately prior to the Change in Control).  The Committee may take different actions with respect to different portions of the Option.

7.             Adjustments to Option.

(a)          Merger, Stock Split, Stock Dividend, Etc.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, Common Stock split, reverse Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Samuels under this Agreement, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Common Stock, securities or other property (including cash) issued or issuable in respect of this Option and each Tranche thereof, and (ii) the exercise price of this Option and of each Tranche thereof, provided, that, any such adjustment shall be effectuated in a manner intended to comply with Section 409A of the Code.

(b)          General Adjustment Rules.  All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Fractional shares resulting from any adjustment in this Option pursuant to this Section 7 may be settled as the Committee shall determine.  Notice of any adjustment shall be given to Samuels.

(c)          Reservation of Rights.  The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

8.          Tax Withholding Obligations.  The Company’s obligation to issue Common Stock pursuant to the exercise of this Option shall be subject to the requirement that Samuels make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings.  Samuels may elect to satisfy such tax withholdings obligations through one or a combination of the following: (A) to pay such withholdings to the Company in cash, (B) to have such withholdings deducted from his regular pay, or (C) if permitted by the Committee, to have the Company withhold from shares otherwise issuable to Samuels, shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Samuels; provided however, that the amount of stock so withheld shall not result in an accounting charge to the Company.  All fractional shares shall be settled in cash.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares withheld shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld for this purpose will be subject to the following restrictions:

(i)                                     All elections must be made prior to the Tax Date;

(ii)                                  All elections shall be irrevocable; and

(iii)                               If Samuels is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), Samuels must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

9.           Transferability. Except as set forth below, this Option may not be transferred except by will or pursuant to the laws of descent and distribution and shall be exercisable during Samuels’ life only by him, or in the event of Disability or incapacity, by his guardian or legal representative. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, Samuels may, upon providing written notice to the Chief Financial Officer (or other designated officer) of the Company, elect to transfer this Option to members of his immediate family, including, but not limited to, his children, grandchildren, parents and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of this Agreement.

10.          Beneficiaries.  Samuels may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Samuels, upon his death this Option may be exercised only by the executor or administrator of his estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of this Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Agreement that are or would have been applicable to Samuels and to be bound by the acknowledgments made by Samuels in connection with the grant of this Option.

11.          No Rights as Stockholder Prior to Exercise. Neither Samuels nor his transferee shall have rights as a stockholder with respect to any shares covered by this Option until the date the shares are transferred electronically or the stock certificate is issued evidencing ownership of the shares. Except as otherwise provided in this Agreement, no adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date the shares are transferred electronically or the stock certificate is issued.

12.          Authority of Committee.  The Committee is vested with full authority to administer this Option and to make such rules and regulations as it deems necessary or desirable in that regard, and to interpret the provisions of the Agreement. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Option and this Agreement shall be final, conclusive and binding upon Samuels and any person claiming under or through Samuels.

13.          No Right to Continued Employment. Nothing contained in this Agreement shall confer upon Samuels any right to remain in the employment of or to provide services to the Company or any of its Subsidiaries, nor limit in any way the right of the Company or its Subsidiaries to terminate his employment or services at any time, with or without Cause.

14.          Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and Samuels and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.          Amendment.  Except as provided herein, this Agreement may not be amended or otherwise modified except by written instrument signed by the Company (after approval by the Committee) and Samuels.

16.          Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

17.          Compliance with Securities Laws.

(a)          No Company Obligation.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any other applicable laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Common Stock unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)          Transfer of Shares Subject to Compliance with Laws.  The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform Samuels in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of this Option, Samuels may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.          Governing Law.  This Agreement shall be construed in accordance with the laws of the state of Colorado, without regard to the choice of law principles thereof.

19.          Miscellaneous.

(a)           Restrictions on Trading in Company Common Stock.  Samuels is and at all times shall remain subject to the trading window policies adopted by the Company while this Option is outstanding and in respect of any shares of Common Stock acquired upon exercise of this Option.  In addition, Samuels agrees that he shall comply with all contractual restrictions on his ability to sell shares of Common Stock acquired pursuant to the exercise of this Option as may be set forth in any employment agreement by and between Samuels and the Company or any Subsidiary.

(b)           Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  Each party’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by such party’s hand (or the hand of such party’s authorized representative).

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on this 4th day of July, 2013.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Roy Aneed
Name: Roy Aneed
Title: Director

JONATHAN SAMUELS

/s/ Jonathan Samuels
Jonathan Samuels

[Signature Page to CEO Stand-Alone Stock Option Agreement]

Exhibit A
(Definitions)

A-1:        “2013 Annual Meeting of Stockholders” shall mean the first meeting of the Company’s stockholders to be held following the date of this Agreement.

A-2:        A “Change of Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)          any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)         the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Date of Grant, constitute the board of directors of the Company (the “Board of Directors”) and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Date of Grant or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person and any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

A-3:            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References to specific sections of the Code shall be deemed to include any successor provisions thereto.

A-4:            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

A-5:            The “Fair Market Value” of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the U.S. national securities exchange on which such stock is principally traded on such date or (ii) if the shares of Common Stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith upon the advice of a qualified valuation expert.

A-6:            “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

A-7:            “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

A-8:            “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.